Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces First Quarter 2021 Results

OLD BRIDGE, NJ / May 13, 2021 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced its sales and results for the first quarter ended March 31, 2021.

Blonder Tongue Laboratories, Inc. net sales decreased $799,000 or 19.7% to $3,251,000 for the first quarter of 2021 from $4,050,000 for the comparable period in 2020. Net loss for the three months ended March 31, 2021 was $(414,000) or $(0.04) per share, compared to $(2,080,000) or $(0.21) per share for the comparable period in 2020. Net cash provided by operating activities was $234,000 for the first quarter of 2021, compared to net cash used in operating activities of $(842,000) for the comparable quarter of 2020.

Commenting on the first quarter results, Chief Executive Officer Ted Grauch noted, “The Company has benefitted over the last few months from supply chain commitment and investment decisions we made during Q4 of 2020 that have enabled us to run our manufacturing without interruption year to date, in contrast with the recent impacts that many electronics companies have had from semiconductor and other parts shortages. Blonder Tongue products remain readily available to our customers at normal lead times and we did achieve customer wins due to our product availability in late Q1. Although product demand was just beginning to recover during the end of Q1, the Company was still successful in generating positive cash flow from operations for the quarter and increasing our gross margin and associated operating margin compared with 2020. This was only possible due to the team’s extensive work over the last year in operating the company more efficiently, and a technology and sales focus on the growing IP, IPTV, and broadband oriented market segments with our Cable and Telecommunications customers. Our long term operating expense reduction programs were finally completed in Q1, and our sales focus yielded an improved product mix that more than offset the lower revenue level year on year. Higher operating efficiency combined with product mix yielded a gross margin of 42.6% for the quarter, up from 13.7% for the same period last year. A specifically encouraging element of Q1 was our increase in NXG platform product sales and opportunities.”

The Company’s decrease in sales is primarily attributed to a decrease in sales of DOCSIS data products, digital video headend products and hybrid fiber coax (“HFC”) distribution products, offset by an increase in sales of video transcoder products and NXG internet protocol (“IP”) video digital signal processing products. Sales of DOCSIS data products were $28,000 and $871,000, digital video headend products were $543,000 and $1,057,000, HFC distribution products were $427,000 and $688,000, transcoder products were $736,000 and $115,000 and NXG products were $421,000 and $196,000 in the first three months of 2021 and 2020, respectively.

As previously disclosed in our Form 8-K filed on April 7, 2021, on April 26, 2021, the Company received a payroll tax credit of $577,000 through the Employee Retention Tax Credit (“ERTC”) for the first quarter of 2021. The amount was recorded as other income and included in prepaid and other current assets as of March 31, 2021.

The Company’s primary sources of liquidity have been its existing cash balances, cash generated from operations and amounts available under the MidCap Facility. At March 31, 2021, the Company had $537,000 available under the MidCap Facility.

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As disclosed in the Company’s most recent Annual Report on Form 10-K, the Company experienced a decline in sales, a reduction in working capital, a loss from operations and net cash used in operating activities, in conjunction with liquidity constraints. These factors raised substantial doubt about the Company’s ability to continue as a going concern. The above factors still exist. Accordingly, there still exists substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Conference Call Reminder

Details of the live teleconference:

Date: Thursday, May13, 2021

Time: 11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)

Investor Dial-in (US & Canada Toll-Free):  888-506-0062

Entry Code: 591489

The audio replay will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, the Company notes that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company's business include, but are not limited to, those matters discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors," and in the same sections of the Company's subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, anticipated growth trends in the Company's business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding the Company's ability to continue as a going concern, the Company's ability to maintain the listing of its shares on the NYSE American and the status of the Company's efforts to obtain forgiveness of the PPP loan and eligibility for such forgiveness. Readers also should carefully review the risk factors included in other documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. The Company's actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

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Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

Press Contacts:

Bob Gold

Bob Gold & Associates

bob@bobgoldpr.com

(office) 310-320-2010

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Blonder Tongue Laboratories, Inc.

Condensed Consolidated Summary of Operating Results

(unaudited, in thousands, except per share data)

	Three months ended
	March 31,
	2021	2020

Net sales	$3,251	$4,050
Gross profit	1,385	553
Loss from operations	(863)	(2,019)
Net loss	$(414)	$(2,080)
Basic and diluted net loss per share	$(0.04)	$(0.21)
Basic and diluted weighted average shares outstanding	11,650	9,766

Blonder Tongue Laboratories, Inc

Condensed Consolidated Summary Balance Sheets

(in thousands)

	(unaudited)
	March 31, 2021	December 31, 2020

Current assets	$6,358	$6,104
Property, plant and equipment, net	396	429
Total assets	11,123	11,130
Current liabilities	4,970	5,534
Long-term liabilities	4,648	4,359
Stockholders’ equity	1,505	1,237

Total liabilities and stockholders’ equity	$11,123	$11,130

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

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